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                                                                    EXHIBIT 23.1

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Aradigm Corporation for the registration of 10,416,742 shares of its Common Stock and to the incorporation by reference therein of our report dated February 4, 2004 with respect to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
Palo Alto, California

January 20, 2005